Exhibit 99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Provides Business Update

BEDFORD, Mass., March 23, 2020 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today provided an update on its business.

As coronavirus disease 2019 (COVID-19) spreads across the globe, the health and safety of iRobot’s employees and partners is its top priority and iRobot, like so many organizations, has asked its employees to work from home where possible. The pandemic has disrupted certain iRobot sales and manufacturing supply chain activities and constrained the company’s ability to address those and other related challenges.

While iRobot has mobilized its global teams to address these challenges, the company currently anticipates first-quarter 2020 revenue will be between $175 million and $185 million.

Countering the challenging macroeconomic climate, iRobot has learned that its request for an exclusion for its Roomba® robot vacuum products from Section 301 tariffs has advanced to “stage 3” of the exemption process. Stage 3 focuses on determining whether an exclusion would be administrable. The company views the progression of its exclusion request to stage 3 as an important milestone and a validation of its rationale for an exclusion.

As a result of the uncertainty surrounding COVID-19, including its duration and broader macroeconomic impact, as well as the evolving tariff exclusion process, iRobot is withdrawing its financial expectations for 2020 provided last month on February 5, 2020. The company is not updating its outlook at this time but plans to share additional insight about its plans moving forward in conjunction with announcing its first-quarter results in late April 2020.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding anticipated revenue for the first fiscal quarter of 2020 and the timing of future business updates. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; the impact of the COVID-19 pandemic, general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.